EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-204977) on Form S-4 of United Community Banks, Inc. of our report dated March 1, 2013, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of United Community Banks, Inc. for the year ended December 31, 2014. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

July 7, 2015